CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: October 6, 2008
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D	84-1062062
(Commission File Number)	(IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01	OTHER EVENTS

Management of the Issuer has prepared a Summary of Real Estate Acquisition Strategy which outlines the current strategy that Nexia will utilize in pursuing the expansion of its real estate ownership in light of the current economic situation facing the country.  The complete Summary is attached hereto as an exhibit.

ITEM 9.01	Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

99.1	2	Summary of Real Estate Acquisition Strategy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of October, 2008.

Nexia Holdings, Inc.

/s/ Richard Surber	.
Richard Surber, President